BY-LAWS
OF
ACTIVE ASSETS INSTITUTIONAL
MONEY TRUST
Amended and Restated as of December 8, 2015
ARTICLE I
Definitions
   The terms "Commission," "Declaration,"
"Distributor," "Investment Adviser," "Majority
Shareholder Vote," "1940 Act," "Shareholder,"
"Shares," "Transfer Agent," "Trust," "Trust
Property," and "Trustees" have the respective
meanings given them in the Declaration of Trust
of Active Assets Institutional Money Trust dated
March 27, 1981, as amended from time to time.
ARTICLE II
Offices
   SECTION 2.1. Principal Office. Until changed
by the Trustees, the principal office of the Trust in
the Commonwealth of Massachusetts shall be in the
City of Boston, County of Suffolk.
   SECTION 2.2. Other Offices. In addition to its
principal office in the Commonwealth of Massa-
chusetts, the Trust may have an office or offices in
the City of New York, State of New York, and at
such other places within and without the
Commonwealth as the Trustees may from time to
time designate or the business of the Trust may
require.
ARTICLE III
Shareholders' Meetings
   SECTION 3.1. Place of Meetings. Meetings of
Shareholders shall be held at such place, within or
without the Commonwealth of Massachusetts, as
may be designated from time to time by the
Trustees.
   SECTION 3.2. Meetings. Meetings of
Shareholders of the Trust shall be held whenever
called by the Trustees or the President of the Trust
and whenever election of a Trustee or Trustees by
Shareholders is required by the provisions of Section
16(a) of the 1940 Act, for that purpose. Meetings of
Shareholders shall also be called by the Secretary
upon the written request of the holders of Shares
entitled to vote not less than twenty-five percent
(25%) of all the votes entitled to be cast at such
meeting. The Secretary shall inform such
Shareholders of the reasonable estimated cost of
preparing and mailing such notice of the meeting,
and upon payment to the Trust of such costs, the
Secretary shall give notice stating the purpose or
purposes of the meeting to all entitled to vote at such
meeting. No meeting need be called upon the request
of the holders of Shares entitled to cast less than a
majority of all votes entitled to be cast at such
meeting, to consider any matter which is
substantially the same as a matter voted upon at any
meeting of Shareholders held during the preceding
twelve months.
   SECTION 3.3. Notice of Meetings. Written or
printed notice of every Shareholders' meeting
stating the place, date, and purpose or purposes
thereof, shall be given by the Secretary not less than
ten (10) nor more than ninety (90) days before such
meeting to each Shareholder entitled to vote at such
meeting, either by mail or by presenting it to him
personally, or by leaving it at his residence or usual
place of business. If mailed, such notice shall be
deemed to be given when deposited in the United
States mail, postage prepaid, directed to the
Shareholder at his address as it appears on the
records of the Trust.
   SECTION 3.4. Quorum and Adjournment of
Meetings. Except as otherwise provided by law, by
the Declaration or by these By-Laws, at all meetings
of Shareholders, the holders of a majority of the
Shares issued and outstanding and entitled to vote
thereat, present in person or represented by proxy,
shall be requisite and shall constitute a quorum for
the transaction of business. In the absence of a
quorum, the chairman of the meeting, an officer of
the Trust or the Shareholders present or represented
by proxy and entitled to vote thereat shall have the
power to adjourn the meeting from time to time. If
the power of Shareholders to adjourn is invoked,
then the affirmative vote of the holders of a
majority of the Shares then present in person or
represented by proxy shall be required to adjourn
any meeting. Any adjourned meeting may be
reconvened without further notice or change in
record date. At any reconvened meeting at which a
quorum shall be present, any business may be
transacted that might have been transacted at the
meeting as originally called. The chairman of the
meeting, an officer of the Trust or the Shareholders
present in person or represented by proxy at any
meeting and entitled to vote thereat also shall have
the power to adjourn the meeting from time to time
if the vote required to approve or reject any proposal
described in the original notice of such meeting is
not obtained (with proxies being voted for or against
adjournment consistent with the votes for and
against the proposal for which the required vote has
not been obtained).
   SECTION 3.5. Voting Rights, Proxies. At each
meeting of Shareholders, each holder of record of
Shares entitled to vote thereat shall be entitled to
one vote in person or by proxy for each Share of
beneficial interest of the Trust and for the
fractional portion of one vote for each fractional
Share entitled to vote so registered in his or her
name on the records of the Trust on the date fixed
as the record date for the determination of
Shareholders entitled to vote at such meeting.
Without limiting the manner in which a
Shareholder may authorize another person or
persons to act for such Shareholder as proxy
pursuant hereto, the following shall constitute a
valid means by which a Shareholder may grant
such authority:
(i)	A Shareholder may execute a writing
authorizing another person or persons to act for
such Shareholder as proxy. Execution may be
accomplished by the Shareholder or such
Shareholder's authorized officer, director,
employee, attorney-in-fact or another agent
signing such writing or causing such person's
signature to be affixed to such writing by any
reasonable means including, but not limited to,
by facsimile or telecopy signature. No written
evidence of authority of a Shareholder's
authorized officer, director, employee,
attorney-in-fact or other agent shall be
required; and
(ii)	A Shareholder may authorize another
person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the Shareholder.
No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.
   SECTION 3.6. Vote Required. Except as
otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder
Vote.
   SECTION 3.7. Inspectors of Election. In
advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If
Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The
Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders.
On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
   SECTION 3.8. Inspection of Books and Records.
Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the Commonwealth of
Massachusetts.
   SECTION 3.9. Action by Shareholders Without
Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
   SECTION 3.10. Presence at Meetings. Presence at meetings of shareholders requires physical attendance by the shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.
ARTICLE IV
Trustees
   SECTION 4.1. Meetings of the Trustees. The
Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two
(2) Trustees.
   SECTION 4.2. Notice of Special Meetings.
Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United
States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust.
   SECTION 4.3. Telephone Meetings. Any
Trustee or any member or members of any
committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
   SECTION 4.4. Quorum, Voting and
Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.
   SECTION 4.5. Action by Trustees Without
Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

   SECTION 4.6. Expenses and Fees. Each Trustee
may be allowed expenses, if any, for attendance at
each regular or special meeting of the Trustees, and
each Trustee who is not an officer or employee of
the Trust or of its investment manager or underwriter
or of any corporate affiliate of any of said persons
shall receive for services rendered as a Trustee of the
Trust such compensation as may be fixed by the
Trustees. Nothing herein contained shall be
construed to preclude any Trustee from serving the
Trust in any other capacity and receiving
compensation therefor.
   SECTION 4.7. Execution of Instruments and
Documents and Signing of Checks and Other
Obligations and Transfers. All instruments,
documents and other papers shall be executed in
the name and on behalf of the Trust and all checks,
notes, drafts and other obligations for the payment
of money by the Trust shall be signed, and all
transfer of securities standing in the name of the
Trust shall be executed, by the Chairman, the
President, any Vice President or the Treasurer or by
any one or more officers or agents of the Trust as
shall be designated for that purpose by vote of the
Trustees; notwithstanding the above, nothing in this
Section 4.7 shall be deemed to preclude the
electronic authorization, by designated persons, of
the Trust's Custodian (as described herein in
Section 9.1) to transfer assets of the Trust, as
provided for herein in Section 9.1.
   SECTION 4.8. Indemnification of Trustees,
Officers, Employees and Agents. (a) The Trust
shall indemnify any person who was or is a party
or is threatened to be made a party to any
threatened, pending, or completed action, suit or
proceeding, whether civil, criminal, administrative
or investigative (other than an action by or in the
right of the Trust) by reason of the fact that he is or
was a Trustee, officer, employee, or agent of the
Trust. The indemnification shall be against
expenses, including attorneys' fees, judgments,
fines, and amounts paid in settlement, actually and
reasonably incurred by him in connection with the
action, suit, or proceeding, if he acted in good faith
and in a manner he reasonably believed to be in or
not opposed to the best interests of the Trust, and,
with respect to any criminal action or proceeding,
had no reasonable cause to believe his conduct was
unlawful. The termination of any action, suit or
proceeding by judgment, order, settlement,
conviction, or upon a plea of nolo contendere or its
equivalent, shall not, of itself, create a presumption
that the person did not act in good faith and in a
manner which he reasonably believed to be in or
not opposed to the best interests of the Trust, and,
with respect to any criminal action or proceeding,
had reasonable cause to believe that his conduct
was unlawful.
    (b)	The Trust shall indemnify any person who
was or is a party or is threatened to be made a party
to any threatened, pending or completed action or
suit by or on behalf of the Trust to obtain a
judgment or decree in its favor by reason of the fact
that he is or was a Trustee, officer, employee, or
agent of the Trust. The indemnification shall be
against expenses, including attorneys' fees actually
and reasonably incurred by him in connection with
the defense or settlement of the action or suit, if he
acted in good faith and in a manner he reasonably
believed to be in or not opposed to the best interests
of the Trust; except that no indemnification shall be
made in respect of any claim, issue, or matter as to
which the person has been adjudged to be liable for
negligence or misconduct in the performance of his
duty to the Trust, except to the extent that the court
in which the action or suit was brought, or a court
of equity in the county in which the Trust has its
principal office, determines upon application that,
despite the adjudication of liability but in view of
all circumstances of the case, the person is fairly
and reasonably entitled to indemnity for those
expenses which the court shall deem proper,
provided such Trustee or officer is not adjudged to
be liable by reason of his willful misfeasance, bad
faith, gross negligence or reckless disregard of the
duties involved in the conduct of his office.
    (c)	To the extent that a Trustee, officer,
employee, or agent of the Trust has been successful
on the merits or otherwise in defense of any action,
suit or proceeding referred to in subsection (a) or (b)
or in defense of any claim, issue or matter therein, he
shall be indemnified against expenses, including
attorneys' fees, actually and reasonably incurred by
him in connection therewith.
    (d)	(1) Unless a court orders otherwise, any
indemnification under subsections (a) or (b) of this
section may be made by the Trust only as
authorized in the specific case after a
determination that indemnification of the Trustee,
officer, employee, or agent is proper in the
circumstances because he has met the applicable
standard of conduct set forth in subsections (a) or
(b).
(2) The determination shall be made:
    (i)	 By the Trustees, by a majority vote
of a quorum which consists of Trustees
who were not parties to the action, suit or
proceeding; or
    (ii)	 If the required quorum is not
obtainable, or if a quorum of disinterested
Trustees so directs, by independent legal
counsel in a written opinion; or
    (iii)	By the Shareholders.
    (3) Notwithstanding any provisions of
paragraphs (1) and (2) of this subsection (d), no
person shall be entitled to indemnification for
any liability, whether or not there is an
adjudication of liability, arising by reason of
willful misfeasance, bad faith, gross negligence,
or reckless disregard of duties as described in
Section 17(h) and (i) of the Investment
Company Act of 1940 ("disabling conduct"). A
person shall be deemed not liable by reason of
disabling conduct if, either:
    (i) a final decision on the merits is
made by a court or other body before whom
the proceeding was brought that the person
to be indemnified ("indemnitee") was not
liable by reason of disabling conduct; or
    (ii) in the absence of such a decision, a
reasonable determination, based upon a
review of the facts, that the indemnitee was
not liable by reason of disabling conduct, is
made by either-
    (A)	a majority of a quorum of
Trustees who are neither "interested
persons "of the Trust, as defined in
Section 2(a)(19) of the Investment
Company Act of 1940, nor parties to
the action, suit or proceeding, or
    (B)	 	an independent legal
counsel in a written opinion.
   (e) Expenses, including attorneys' fees, incurred
by a Trustee, officer, employee or agent of the Trust
in defending a civil or criminal action, suit or
proceeding may be paid by the Trust in advance of
the final disposition thereof if:
    (1)	authorized in the specific case by the
Trustees; and
    (2)	the Trust receives an undertaking by or
on behalf of the Trustee, officer, employee or
agent of the Trust to repay the advance if it is
not ultimately determined that such person is
entitled to be indemnified by the Trust; and
    (3)	either, (i) such person provides a
security for his undertaking, or (ii) the Trust is
insured against losses by reason of any lawful
advances, or
     (iii) a determination, based on a
review of readily available facts, that there
is reason to believe that such person
ultimately will be found entitled to
indemnification, is made by either-
    (A)	a majority of a quorum
which consists of Trustees who are
neither "interested persons "of the
Trust, as defined in Section 2(a)(19) of
the 1940 Act, nor parties to the action,
suit or proceeding, or
    (B)	 	an independent legal
counsel in a written opinion.
   (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.
   (g) The Trust may purchase and maintain
insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to indemnify him.
   (h) Nothing contained in this Section shall be construed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
ARTICLE V
Committees
   SECTION 5.1. Executive and Other
Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.
   The Executive Committee and any other
committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.
   All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.
   SECTION 5.2. Advisory Committee. The
Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.
   SECTION 5.3. Committee Action Without
Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.
ARTICLE VI
Officers
   SECTION 6.1. Executive Officers. The
executive officers of the Trust shall be a Chairman, a Principal Executive Officer, a
President, a Chief Financial Officer, one or more
Vice Presidents, a Secretary and a Treasurer. The
Chairman shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his or her successor is elected and has qualified.

   SECTION 6.2. Other Officers and Agents. The
Trustees may also elect one or more Assistant Vice
Presidents, Assistant Secretaries and Assistant
Treasurers and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.
   SECTION 6.3. Term and Removal and
Vacancies. Each officer of the Trust shall hold office until his or her successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
   SECTION 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the Chairman to the extent provided by the Trustees with respect to officers appointed by the Chairman.
   SECTION 6.5. Powers and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the Trustees; provided that no rights of any third party shall be affected or impaired by any such By-
Law or resolution of the Trustees unless such third party has knowledge thereof.
   SECTION 6.6. The Chairman. The Chairman
shall preside at all meetings of the Shareholders and of the Trustees and shall perform such other duties as the Trustees may from time to time prescribe.
   SECTION 6.7. The President. The President shall have general and active management of the business of the Trust. He or she shall see that all orders and resolutions of the Board of Trustees are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the Board of Trustees. The President shall be authorized to delegate to one or more Vice
Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.
   SECTION 6.7.1. The Principal Executive
Officer. The Principal Executive Officer shall be considered the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.
   SECTION 6.8. The Vice Presidents. The Vice
Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there shall be more than one, the Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Trustees or the Chairman may from time to time prescribe.
   SECTION 6.9. The Assistant Vice Presidents.
The Assistant Vice President, or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the Chairman.
   SECTION 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant
Secretary.
   SECTION 6.11. The Assistant Secretaries. The
Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.

   SECTION 6.12. The Treasurer. The Treasurer
shall perform such duties as the Board of Trustees or
the President may from time to time prescribe.
   SECTION 6.13. The Assistant Treasurers. The
Assistant Treasurer, or, if there shall be more than
one, the Assistant Treasurers in such order as may be
determined from time to time by the Trustees or the
Chairman, shall, in the absence or disability of the
Treasurer, perform the duties and exercise the
powers of the Treasurer and shall perform such other
duties and have such other powers as the Trustees or
the Chairman may from time to time prescribe.
   SECTION 6.14. The Chief Financial Officer.
The Chief Financial Officer shall keep or cause to be
kept full and accurate accounts of receipts and
disbursements in books belonging to the Trust, and
he or she shall render to the Trustees and the
President, whenever any of them require it, an
account of his or her transactions as Chief Financial
Officer and of the financial condition of the Trust,
and he or she shall perform such other duties as the
Trustees or the President may from time to time
prescribe. He or she shall be considered the principal
financial officer of the Trust for purposes of Section
6 of the Securities Act of 1933, as amended, and
shall have the responsibility conferred upon the
principal financial officer of an issuer under the
Sarbanes-Oxley Act of 2002.
   SECTION 6.15. Delegation of Duties.
Whenever an officer is absent or disabled, or
whenever for any reason the Trustees may deem it
desirable, the Trustees may delegate the powers and
duties of an officer or officers to any other officer or
officers or to any Trustee or Trustees.
ARTICLE VII
Dividends and Distributions
   Subject to any applicable provisions of law and
the Declaration, dividends and distributions upon the
Shares may be declared at such intervals as the
Trustees may determine, in cash, in securities or
other property, or in Shares, from any sources
permitted by law, all as the Trustees shall from time
to time determine.
   Inasmuch as the computation of net income and
net profits from the sales of securities or other
properties for federal income tax purposes may vary
from the computation thereof on the records of the
Trust, the Trustees shall have power, in their
discretion, to distribute as income dividends and as
capital gain distributions, respectively, amounts
sufficient to enable the Trust to avoid or reduce
liability for federal income taxes.
ARTICLE VIII
Certificates of Shares
   SECTION 8.1. Certificates of Shares.
Certificates for Shares of each series or class of
Shares shall be in such form and of such design as
the Trustees shall approve, subject to the right of
the Trustees to change such form and design at any
time or from time to time, and shall be entered in
the records of the Trust as they are issued. Each
such certificate shall bear a distinguishing number;
shall exhibit the holder's name and certify the
number of full Shares owned by such holder; shall
be signed by or in the name of the Trust by the
President, or a Vice President, and countersigned
by the Secretary or an Assistant Secretary or the
Treasurer and an Assistant Treasurer of the Trust;
and shall contain such recitals as may be required
by law. Where any certificate is signed by a
Transfer Agent or by a Registrar, the signature of
such officers may be facsimile, printed or engraved.
The Trust may, at its option, defer the issuance of a
certificate or certificates to evidence Shares owned
of record by any Shareholder until such time as
demand therefor shall be made upon the making of
such demand each Shareholder shall be entitled to
such certificate or certificates.
   In case any officer or officers who shall have
signed, or whose facsimile signature or signatures
shall appear on, any such certificate or certificates
shall cease to be such officer or officers of the Trust,
whether because of death, resignation or otherwise,
before such certificate or certificates shall have been
delivered by the Trust, such certificate or certificates
shall, nevertheless, be adopted by the Trust and be
issued and delivered as though the person or persons
who signed such certificate or certificates or whose
facsimile signature or signatures shall appear therein
had not ceased to be such officer or officers of the
Trust.
No certificate shall be issued for any share
until such share is fully paid.
   SECTION 8.2. Lost, Stolen, Destroyed and
Mutilated Certificates. The Trustees may direct a
new certificate or certificates to be issued in place
of any certificate or certificates theretofore issued
by the Trust alleged to have been lost, stolen or
destroyed, upon satisfactory proof of such loss,
theft, or destruction; and the Trustees may, in their
discretion, require the owner of the lost, stolen or
destroyed certificate, or his legal representative, to
give to the Trust and to such Registrar, Transfer
Agent and/or Transfer Clerk as may be authorized
or required to countersign such new certificate or
certificates, a bond in such sum and of such type as
they may direct, and with such surety or sureties, as
they may direct, as indemnity against any claim
that may be against them or any of them on account
of or in connection with the alleged loss, theft or
destruction of any such certificate.
ARTICLE IX
Custodian
   SECTION 9.1. Appointment and Duties. The
Trust shall at times employ a bank or trust company
having capital, surplus and undivided profits of at
least five million dollars ($5,000,000) as custodian
with authority as its agent, but subject to such
restrictions, limitations and other requirements, if
any, as may be contained in these By-Laws and the
1940 Act:
    (1)	to receive and hold the securities
owned by the Trust and deliver the same upon
written or electronically transmitted order;
    (2)	to receive and receipt for any moneys
due to the Trust and deposit the same in its own
banking department or elsewhere as the Trustees
may direct;
    (3)	to disburse such funds upon orders or
vouchers;
all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.
   The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.
   SECTION 9.2. Central Certificate System.
Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.
ARTICLE X
Waiver of Notice
   Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.
ARTICLE XI

Miscellaneous
   SECTION 11.1. Location of Books and Records.
The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.
   SECTION 11.2. Record Date. The Trustees
may fix in advance a date as the record date for the purpose of determining the Shareholders entitled to
(i) receive notice of, or to vote at, any meeting of Shareholders, or (ii) receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. The record date, in any case, shall not be more than one hundred eighty (180) days, and in the case of a meeting of Shareholders not less than ten (10) days, prior to the date on which such meeting is to be held or the date on which such other particular action requiring determination of Shareholders is to be taken, as the case may be. In the case of a meeting of Shareholders, the meeting date set forth in the notice to Shareholders accompanying the proxy statement shall be the date used for purposes of calculating the 180 day or 10 day period, and any adjourned meeting may be reconvened without a change in record date. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding the meeting.
   SECTION 11.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under
Massachusetts law.
   SECTION 11.4. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.
   SECTION 11.5. Orders for Payment of Money.
All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.
ARTICLE XII
Compliance with Federal Regulations
   The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.
ARTICLE XIII
Amendments
   These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees;
provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders or if such amendment, adoption or repeal changes or affects the provisions of this Article XIII, and provided further that any By-Law or amendment or alteration of the By-Laws adopted by the Trustees may be amended, altered or repealed, and any By-Law repealed by the Trustees may be reinstated, by a Majority Shareholder Vote. The
Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
ARTICLE XIV
Declaration of Trust
   The Declaration of Trust establishing Active
Assets Institutional Money Trust, dated March 27,
1981, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Active Assets Institutional Money Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Active Assets Institutional Money Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Active Assets Institutional Money
Trust, but the Trust Estate only shall be liable.
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